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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2020

East Resources Acquisition Company

(Exact name of registrant as specified in its charter)

Delaware	001-39403	85-1210472
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7777 NW Beacon Square Boulevard Boca Raton, Florida	33487
(Address of Principal Executive Offices)	(Zip Code)

(561) 826-3656
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one warrant	ERESU	The NASDAQ Stock Market LLC
Class A common stock, par value $0.0001 per share	ERES	The NASDAQ Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	ERESW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01.	Other Events.

As previously reported in the Current Report on Form 8-K filed by East Resources Acquisition Company (the “Company”) on July 31, 2020 (the “Initial Form 8-K”), the Company consummated its initial public offering (the “IPO”) of 30,000,000 units (the “Units”) on July 27, 2020. Each Unit consists of one share of Class A common stock of the Company, par value $0.0001 per share (the “Class A Common Stock”), and one-half of one redeemable warrant of the Company, each whole warrant entitling the holder thereof to purchase one whole share of Class A Common Stock at an exercise price of $11.50 per share. The Units were sold at a price of $10.00 per unit, generating gross proceeds to the Company of $300,000,000.

In connection with the IPO, the underwriters were granted an option to purchase up to an additional 4,500,000 Units to cover over-allotments, if any. On August 21, 2020, the underwriters exercised their over-allotment option and, on August 25, 2020, the underwriters purchased 4,500,000 Units (the “Over-allotment Units”) at an offering price of $10.00 per unit, generating gross proceeds to the Company of $45.0 million.

As previously reported in the Initial Form 8-K, simultaneously with the consummation of the IPO on July 27, 2020, the Company completed the private sale (the “Private Placement”) of 8,000,000 warrants (the “Private Placement Warrants”) at a purchase price of $1.00 per Private Placement Warrant, to the Company’s sponsor, East Sponsor, LLC, generating gross proceeds to the Company of $8,000,000. On August 25, 2020, simultaneously with the sale of the Over-allotment Units, the Company completed a private placement with the Sponsor for an additional 900,000 warrants at a price of $1.00 per warrant (the “Additional Private Placement Warrants”), generating gross proceeds of $900,000.

Approximately $345.0 million of the net proceeds from the IPO (including the Over-allotment Units) and the private placements with the Sponsor (including the Additional Private Placement Warrants) have been deposited in a trust account established for the benefit of the Company’s public stockholders. An audited balance sheet as of July 27, 2020 reflecting receipt of the net proceeds from the IPO and the Private Placement (excluding the proceeds from the sale of the Over-allotment Units and the Additional Private Placement Warrants) was previously filed by the Company as an exhibit to the Initial Form 8-K. The Company’s unaudited pro forma balance sheet as of July 27, 2020, reflecting receipt of the proceeds from the sale of the Over-allotment Units and the Additional Private Placement Warrants, is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibits

99.1	Unaudited Pro Forma Balance Sheet, as of July 27, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

East Resources Acquisition Company

Date: August 31, 2020	By:	/s/ Gary L. Hagerman, Jr.
	Name:	Gary L. Hagerman, Jr.
	Title:	Chief Financial Officer and Treasurer

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